Exhibit 99.1

Steel Partners and Steel Connect Enter into Definitive Merger Agreement

NEW YORK, NY and SMYRNA, TN - June 13, 2022 – Steel Partners Holdings L.P. (NYSE: SPLP), a diversified global holding company (“Steel Partners”) and Steel Connect, Inc. (NASDAQ: STCN) (“Steel Connect”) today announced that they have signed a definitive merger agreement pursuant to which Steel Partners will acquire the remaining common stock of Steel Connect issued and outstanding immediately prior to the effective time of the merger. The holders of Steel Connect’s outstanding shares of common stock will receive US $1.35 per share in cash and one contingent value right (“CVR”) to receive their pro rata share of net proceeds, to the extent such net proceeds exceed $80 million plus certain related costs and expenses, if Steel Connect’s ModusLink subsidiary is sold during the two-year period following completion of the merger.

Steel Connect’s Board of Directors, acting on the unanimous recommendation of the special committee of the Board of Directors (the “Special Committee”), and the Board of Directors of Steel Partners’ General Partner approved the merger agreement and the transactions contemplated by the merger agreement and resolved to recommend the stockholders adopt the merger agreement and approve the transactions contemplated by the merger agreement. The Special Committee, which is comprised solely of independent and disinterested directors of Steel Connect who are unaffiliated with Steel Partners, exclusively negotiated the terms of the merger agreement with Steel Partners, with the assistance of its independent financial and legal advisors.

Upon closing of the merger, Steel Connect will become a wholly owned subsidiary of Steel Partners. The merger is subject to approval by Steel Connect’s stockholders, as well as certain other customary closing conditions. The merger is not subject to a financing condition, and is expected to occur in the second half of 2022. Steel Connect will call a meeting of its stockholders for the purpose of voting on the adoption of the merger agreement in due course.

The merger agreement includes a “go-shop” period that expires at 11:59 p.m. Eastern time on July 12, 2022, during which Steel Connect may actively solicit and consider alternative acquisition proposals. There can be no assurances that the “go-shop” process will result in a superior proposal, and Steel Connect does not intend to communicate developments regarding the process unless and until Steel Connect determines that additional disclosure is required or desirable.

Advisors

Houlihan Lokey is serving as the financial advisor to the Special Committee of Steel Connect, and Imperial Capital is serving as the financial advisor to Steel Partners. Dentons US LLP is serving as legal counsel to the Special Committee and White & Case LLP is serving as legal counsel to Steel Connect. Greenberg Traurig, LLP is serving as legal counsel to Steel Partners.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. is a diversified global holding company that owns and operates businesses and has significant interests in leading companies in various industries, including diversified industrial products, energy, defense, supply chain management and logistics, banking and youth sports.

About Steel Connect, Inc.

Steel Connect, Inc. is a holding company whose wholly-owned subsidiary, ModusLink Corporation, serves the supply chain management markets.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Steel Connect by Steel Partners and their respective affiliates. In connection with the proposed merger, Steel Connect will file with the SEC and furnish to Steel Connect’s stockholders a proxy statement and other relevant documents. This communication does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, STEEL CONNECT’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of the proxy statement, when available, and other relevant documents filed by Steel Connect with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of the proxy statement, when available, and other relevant documents from Steel Connect’s website at www.steelconnectinc.com or by directing a request to Steel Connect, Inc., Attn: Chief Financial Officer, 2000 Midway Lane, Smyrna, Tennessee 37167 or by calling (914) 461-1276.

Participants in the Solicitation

Steel Connect and its directors, executive officers and certain other members of management and employees of Steel Connect may be deemed to be “participants” in the solicitation of proxies from the stockholders of Steel Connect in connection with the proposed merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Steel Connect in connection with the proposed merger, which may be different than those of Steel Connect’s stockholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. Stockholders can find information about Steel Connect and its directors and executive officers and their ownership of Steel Connect’s Common Stock in Steel Connect’s Annual Report on Form 10-K, filed with the SEC on October 29, 2021, and amended on November 30, 2021, and additional information about the ownership of Steel Connect’s Common Stock by Steel Connect’s directors and executive officers is included in their Forms 3, 4 and 5 filed with the SEC.

Forward-Looking Statements

This communication contains certain forward-looking statements that involve a number of risks and uncertainties. This communication contains forward-looking statements related to Steel Connect, Steel Partners and the proposed acquisition of Steel Connect by Steel Partners and their respective affiliates. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact, including statements containing the words “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, or the negative of these terms, are statements that could be deemed forward-looking statements. Risks, uncertainties and other factors include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; (iii) the failure of the proposed merger to close for any other reason; (iv) risks related to disruption of management’s attention from Steel Partners’ and Steel Connect’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against Steel Partners and Steel Connect and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on Steel Partners’ relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Consider these factors carefully in evaluating the forward-looking statements.

The forward-looking statements included in this press release are made only as of the date of this release, and except as otherwise required by federal securities law, neither Steel Partners nor Steel Connect assume any obligation nor do they intend to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.